Exhibit 99.1

SPX FLOW REPORTS THIRD QUARTER 2015 RESULTS

●	Completed Spin-off From SPX Corporation

●	Q3 2015 Segment Income of $82 Million, or 13.8% of Revenues

●	Recorded $24 Million of Special Charges Related to Multi-year Plan to Expand Manufacturing Presence in Poland

●	Increases 3-year Segment Income Margin Target Range 100 Points to 15% to 17%

____________________________________________________________________________________
CHARLOTTE, NC - October 28, 2015 - SPX FLOW, Inc. (NYSE:FLOW) today reported results for the quarter ended September 26, 2015. Due to the spin-off from SPX Corporation that was completed on September 26, 2015, please note the Q3 2015 income statement includes amounts recorded on a “carve out”(1) basis. As such, certain items, including corporate expense, related benefit costs and interest expense, do not represent the on-going run-rate of the company on a stand-alone basis.
Third Quarter 2015 Overview:

•
Revenues declined 13.5% to $589.5 million from $681.5 million in the year-ago quarter. The impact of the stronger U.S. Dollar on foreign currencies decreased revenues by 7.9%, or $54.0 million. Organic revenues* decreased 5.6%, due primarily to lower power and energy revenue, largely reflecting the impact of lower oil prices on customers’ capital spending decisions.

•	Segment income and margins declined to $81.6 million and 13.8%, compared to $105.0 million and 15.4% in the year-ago quarter, due primarily to the organic revenue decline.

•	Special charges were $34.6 million in Q3 2015, compared to $2.8 million in Q3 2014.

◦	In Q3 2015, $8.5 million of the special charges related to restructuring actions planned at two of its European Power and Energy facilities.

◦
In Q3 2015, the company also recorded $23.7 million of charges due to restructuring actions related to the planned closures of two European manufacturing facilities. These planned closures are part of the initial phase of a broader, multi-year plan to expand the company’s manufacturing presence in Bydgoszcz, Poland and reduce its global manufacturing overhead. As part of this plan, during 2016 the company intends to shift production to Bydgoszcz, Poland from its manufacturing facilities in Unna, Germany and Kolding, Denmark and close the Unna and Kolding manufacturing plants. Discussions with the works councils at the Unna and Kolding locations are underway. Details of this plan will be discussed on the company’s Q3 2015 earnings call scheduled for 8:30 am ET this morning and can also be found on spxflow.com in a news release issued on October 27, 2015.

•
Diluted net loss per share was $0.10 in Q3 2015 as compared to diluted net income of $1.34 per share in Q3 2014. The decline in net income per share was due primarily to $0.55 of additional special charges, a $0.40 reduction in segment income, nearly all concentrated in the Power and Energy segment, and a non-cash impairment charge of $0.26 per share related to Power and Energy trademarks.

•
Net cash from operating activities was $15.6 million, compared to $82.6 million in Q3 2014. The decline in net cash was due primarily to the decline in segment profitability and timing of cash receipts on large projects.

•
Free cash flow used in operations* was $4.9 million, compared to free cash flow from operations of $70.1 million in Q3 2014. The decline in free cash flow was related to the decline in operating cash described above and increased capital investments in conjunction with the company’s global footprint optimization initiatives.

Chris Kearney, Chairman, President and CEO said, “During the third quarter we completed the spin-off from SPX Corporation and began operating independently as a standalone, pure FLOW company, a significant milestone. I am very appreciative of the hard work and collective effort by our employees across the world. Together we have built a strong FLOW business recognized for world class engineering capabilities, quality manufacturing and commitment to customers. We are well-

positioned as a leading supplier in food and beverage, power and energy and industrial markets, which we believe are solid long-term growth markets.”
Kearney continued, “In the short-term, however, demand across our key end markets declined in Q3 and continues to be impacted by lower oil prices, the stronger U.S. dollar and a general slowdown in the global industrial economy. During the third quarter, orders declined 8% sequentially and were lower than we anticipated, particularly in our oil and gas businesses. Broadly speaking, short-cycle orders slowed across all three segments and we continued to see customers defer order placement on large capital projects.”
Kearney concluded, “Given the current demand environment and low expectations for growth in 2016, we are aggressively moving forward on plans to optimize our global footprint, streamlining our business processes and reducing SG&A. We are also focused on increasing our relevance to customers through product development and innovation efforts and remain committed to driving a higher level of overall operating performance. We believe these initiatives will drive significant margin improvement over the next few years, even in a low growth environment. To underscore our confidence in these plans and commitment to continuous improvement, we are increasing our 3-year segment income margin target to a range of 15% to 17%, up 100 points from our previous target range of 14% to 16%.”
Jeremy Smeltser, Vice President and CFO added, “Given the slowdown in order rates we experienced during the third quarter and a sluggish start to orders in the fourth quarter, we have reduced our full year financial targets for 2015. We now expect revenue to decline between 13% and 14% year-over-year, with organic revenue down 5% to 6%. And we are now targeting EBITDA* in the range of $320 million to $330 million.”
Updated 2015 Financial Modeling Targets:

	Prior Targets	Updated Targets
Total revenues vs. 2014	(9%) to (11%)	(13%) to (14%)
Currency impact to revenues	~ (7%)	~ (8%)
Organic revenues*	(2%) to (4%)	(5%) to (6%)
Special Charges (Restructuring)	$20m to $23m	~$45m
Adjusted EBITDA*	$355m to $365m	$320m to $330m
Food and Beverage
Revenues for Q3 2015 were $210.1 million, compared to $246.6 million in Q3 2014, a decrease of $36.5 million, or 14.8%. Currency fluctuations decreased revenues 9.1%, or $22.4 million, and organic revenues* declined 5.7%, or $14.1 million. The decrease in organic revenues was due primarily to global demand for components, particularly in North America.
Segment income was $27.2 million, or 12.9% of revenues, in Q3 2015, compared to $27.8 million, or 11.3% of revenues, in Q3 2014. Segment income margins increased 160 points driven by improved project execution on large system projects and cost reduction initiatives.
Power and Energy
Revenues for Q3 2015 were $184.7 million, compared to $231.0 million in Q3 2014, a decrease of $46.3 million, or 20.0%. Currency fluctuations decreased revenues 6.8%, or $15.6 million, and organic revenues* declined 13.2%, or $30.7 million. The organic revenue decline was due to the impact of lower oil prices on customers’ capital spending decisions.
Segment income was $27.2 million, or 14.7% of revenues, in Q3 2015, compared to $47.4 million, or 20.5% of revenues, in Q3 2014. The decrease in segment income and margin was due primarily to the revenue decline described above.
Industrial
Revenues for Q3 2015 were $194.7 million, compared to $203.9 million in Q3 2014, a decline of $9.2 million, or 4.5%. Organic revenues* increased 3.2%, while currency fluctuations decreased revenues by 7.7%. The organic revenue growth was driven by increased demand in Asia Pacific and higher revenue from industrial pumps and mixers, partially offset by declines in sales of hydraulic technologies, heat exchangers and dehydration equipment.
Segment income was $27.2 million, or 14.0% of revenues, in Q3 2015, compared to $29.8 million, or 14.6% of revenues, in Q3 2014. The decline in segment income and margin was due primarily to lower hydraulic technologies volume, which has been impacted by the decline in oil and gas markets.

OTHER ITEMS
Impairment Charge: During Q3 2015, the company recorded an impairment charge of $15.0 million related to trademarks of a business within its Power and Energy reportable segment primarily resulting from continued impact of lower oil prices on the purchasing patterns of its customers in oil and gas markets.
Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended September 26, 2015 with the Securities and Exchange Commission no later than November 10, 2015. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW is a leading global supplier of highly engineered flow components, process equipment and turn-key systems, along with the related aftermarket parts and services, into the food and beverage, power and energy and industrial end markets. SPX FLOW has approximately $2.5 billion in annual revenues and approximately 8,000 employees with operations in over 35 countries and sales in over 150 countries around the world. To learn more about SPX FLOW, please visit our website at www.spxflow.com.
*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.
(1) Combined financial statements are reported on a “carve out” basis. We have allocated a portion of SPX Corporation’s total corporate expenses to SPX FLOW. These expense allocations include the cost of corporate functions and/or resources provided by SPX Corporation including, but not limited to, executive management, finance and accounting, legal, and human resources support, and the cost of our Charlotte, NC corporate headquarters and our Asia Pacific center in Shanghai, China, and include the related benefit costs associated with such functions, such as pension and postretirement benefits and stock based compensation.
Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor and Media Contact:
Ryan Taylor, Vice President, Communications, Market Insights and Financial Planning
704-752-4486
E-mail: investor@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Revenues	$589.5	$681.5	$1,775.8	$2,047.1
Costs and expenses:
Cost of products sold	391.6	446.6	1,178.4	1,364.6
Selling, general and administrative	135.9	141.7	418.0	455.5
Intangible amortization	5.8	6.1	17.7	19.8
Impairment of intangible assets	15.0	—	15.0	—
Special charges, net	34.6	2.8	41.7	13.5
Operating income	6.6	84.3	105.0	193.7

Other income (expense), net	(2.2)	2.1	2.1	2.1
Related party interest income (expense), net	7.4	(6.4)	(2.2)	(18.8)
Other interest income (expense), net	(0.3)	0.7	(1.0)	2.1
Income before income taxes	11.5	80.7	103.9	179.1
Income tax provision	(15.7)	(24.4)	(38.3)	(65.4)
Net income (loss)	(4.2)	56.3	65.6	113.7
Less: Net income (loss) attributable to noncontrolling interests	(0.1)	0.8	(0.8)	1.0
Net income (loss) attributable to SPX FLOW, Inc.	$(4.1)	$55.5	$66.4	$112.7

Basic income (loss) per share of common stock	$(0.10)	$1.34	$1.61	$2.73
Diluted income (loss) per share of common stock	$(0.10)	$1.34	$1.60	$2.72

Weighted average number of common shares outstanding - basic	41.322	41.322	41.322	41.322
Weighted average number of common shares outstanding - diluted	41.322	41.371	41.371	41.371

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(Unaudited; in millions)

	September 26, 2015	December 31, 2014
ASSETS
Current assets:
Cash and equivalents	$207.1	$216.6
Accounts receivable, net	574.7	591.9
Related party accounts receivable	—	16.6
Inventories, net	334.5	330.0
Other current assets	64.6	36.4
Deferred income taxes	45.2	52.6
Total current assets	1,226.1	1,244.1
Property, plant and equipment:
Land	38.0	30.8
Buildings and leasehold improvements	219.8	158.6
Machinery and equipment	483.4	350.0
	741.2	539.4
Accumulated depreciation	(307.8)	(267.0)
Property, plant and equipment, net	433.4	272.4
Goodwill	1,035.5	1,081.0
Intangibles, net	602.1	659.3
Other assets	103.9	64.2
Related party notes receivable	—	707.1
TOTAL ASSETS	$3,401.0	$4,028.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$242.5	$252.0
Related party accounts payable	—	11.9
Accrued expenses	392.3	426.1
Income taxes payable	35.0	35.4
Short-term debt	67.5	6.0
Current maturities of long-term debt	5.7	1.7
Current maturities of related party notes payable	—	36.8
Total current liabilities	743.0	769.9
Long-term debt	1,004.7	10.3
Related party notes payable	—	966.3
Deferred and other income taxes	182.2	234.1
Other long-term liabilities	201.0	108.7
Total long-term liabilities	1,387.9	1,319.4

Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	—
Paid-in capital	1,613.4	—
Retained earnings	—	—
Accumulated other comprehensive loss	(354.4)	(219.2)
Former parent company investment	—	2,144.6
Total SPX FLOW, Inc. shareholders' equity	1,259.4	1,925.4
Noncontrolling interests	10.7	13.4
Total equity	1,270.1	1,938.8
TOTAL LIABILITIES AND EQUITY	$3,401.0	$4,028.1

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Nine months ended
	September 26, 2015	September 27, 2014	Δ	%/bps	September 26, 2015	September 27, 2014	Δ	%/bps
Food and Beverage reportable segment

Revenues	$210.1	$246.6	$(36.5)	-14.8%	$664.2	$722.3	$(58.1)	-8.0%
Gross profit	68.3	75.4	(7.1)		211.4	215.1	(3.7)
Selling, general and administrative expense	39.2	45.4	(6.2)		125.3	140.5	(15.2)
Intangible amortization expense	1.9	2.2	(0.3)		5.9	7.0	(1.1)
Income	$27.2	$27.8	$(0.6)	-2.2%	$80.2	$67.6	$12.6	18.6%
as a percent of revenues	12.9%	11.3%		160bps	12.1%	9.4%		270bps

Power and Energy reportable segment

Revenues	$184.7	$231.0	$(46.3)	-20.0%	$533.0	$704.1	$(171.1)	-24.3%
Gross profit	63.9	86.4	(22.5)		183.6	241.8	(58.2)
Selling, general and administrative expense	34.1	36.6	(2.5)		107.2	117.7	(10.5)
Intangible amortization expense	2.6	2.4	0.2		7.7	8.1	(0.4)
Income	$27.2	$47.4	$(20.2)	-42.6%	$68.7	$116.0	$(47.3)	-40.8%
as a percent of revenues	14.7%	20.5%		-580bps	12.9%	16.5%		-360bps

Industrial reportable segment

Revenues	$194.7	$203.9	$(9.2)	-4.5%	$578.6	$620.7	$(42.1)	-6.8%
Gross profit	65.6	73.0	(7.4)		202.3	225.6	(23.3)
Selling, general and administrative expense	37.1	41.7	(4.6)		117.9	129.2	(11.3)
Intangible amortization expense	1.3	1.5	(0.2)		4.1	4.7	(0.6)
Income	$27.2	$29.8	$(2.6)	-8.7%	$80.3	$91.7	$(11.4)	-12.4%
as a percent of revenues	14.0%	14.6%		-60bps	13.9%	14.8%		-90bps

Consolidated and Combined Revenues	$589.5	$681.5	$(92.0)	-13.5%	$1,775.8	$2,047.1	$(271.3)	-13.3%
Consolidated and Combined Segment Income	81.6	105.0	(23.4)	-22.3%	229.2	275.3	(46.1)	-16.7%
as a percent of revenues	13.8%	15.4%		-160bps	12.9%	13.4%		-50bps

Total income for reportable segments	$81.6	$105.0	$(23.4)		$229.2	$275.3	$(46.1)
Corporate expense	11.5	13.3	(1.8)		36.1	43.2	(7.1)
Pension and postretirement expense	9.0	1.9	7.1		11.0	7.6	3.4
Stock-based compensation expense	4.9	2.7	2.2		20.4	17.3	3.1
Impairment of intangible assets	15.0	—	15.0		15.0	—	15.0
Special charges, net	34.6	2.8	31.8		41.7	13.5	28.2
Consolidated and Combined Operating Income	$6.6	$84.3	$(77.7)	-92.2%	$105.0	$193.7	$(88.7)	-45.8%
as a percent of revenues	1.1%	12.4%		-1130bps	5.9%	9.5%		-360bps

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Cash flows from operating activities:
Net income (loss)	$(4.2)	$56.3	$65.6	$113.7
Adjustments to reconcile net income (loss) to net cash from operating activities:
Special charges, net	34.6	2.8	41.7	13.5
Impairment of intangible assets	15.0	—	15.0	—
Deferred and other income taxes	(7.3)	1.7	(11.2)	22.1
Depreciation and amortization	14.8	14.0	44.3	49.0
Loss on remeasurement of pension plan	7.4	—	7.4	—
Changes in operating assets and liabilities:
Accounts receivable and other assets	40.9	12.5	(27.2)	48.7
Inventories	0.6	(16.7)	(26.9)	(39.2)
Accounts payable, accrued expenses and other	(79.9)	14.8	(40.7)	4.1
Cash spending on restructuring actions	(6.3)	(2.8)	(11.4)	(10.7)
Net cash from operating activities	15.6	82.6	56.6	201.2
Cash flows used in investing activities:
Proceeds from asset sales and other, net	3.7	0.2	5.3	7.3
Increase in restricted cash	(0.4)	—	(0.5)	(0.7)
Capital expenditures	(20.5)	(12.5)	(43.1)	(26.3)
Net cash used in investing activities	(17.2)	(12.3)	(38.3)	(19.7)
Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	455.0	—	455.0	—
Repayments of related party notes payable	—	(6.7)	(5.4)	(6.7)
Borrowings under other financing arrangements	—	—	1.0	5.3
Repayments of other financing arrangements	(1.4)	(1.1)	(2.7)	(3.6)
Financing fees paid	(6.2)	—	(6.2)	—
Change in noncontrolling interest in subsidiary	—	(0.4)	—	(0.8)
Dividends paid to noncontrolling interest in subsidiary	—	(0.4)	(0.2)	(0.4)
Change in former parent company investment	(405.2)	(76.4)	(453.9)	(195.4)
Net cash from (used in) financing activities	42.2	(85.0)	(12.4)	(201.6)
Change in cash and equivalents due to changes in foreign currency exchange rates	(8.6)	(2.8)	(15.4)	(4.2)
Net change in cash and equivalents	32.0	(17.5)	(9.5)	(24.3)
Combined cash and equivalents, beginning of period	175.1	251.0	216.6	257.8
Consolidated and combined cash and equivalents, end of period	$207.1	$233.5	$207.1	$233.5

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended September 26, 2015
	Net Revenue		Foreign	Organic Revenue
	Decline	Acquisitions	Currency	Growth (Decline)
Food and Beverage reportable segment	(14.8)%	—%	(9.1)%	(5.7)%
Power and Energy reportable segment	(20.0)%	—%	(6.8)%	(13.2)%
Industrial reportable segment	(4.5)%	—%	(7.7)%	3.2%
Consolidated and combined	(13.5)%	—%	(7.9)%	(5.6)%

	Nine months ended September 26, 2015
	Net Revenue		Foreign	Organic Revenue
	Decline	Acquisitions	Currency	Growth (Decline)
Food and Beverage reportable segment	(8.0)%	—%	(10.0)%	2.0%
Power and Energy reportable segment	(24.3)%	—%	(6.6)%	(17.7)%
Industrial reportable segment	(6.8)%	—%	(7.4)%	0.6%
Consolidated and combined	(13.3)%	—%	(8.1)%	(5.2)%

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Net cash from operating activities	$15.6	$82.6	$56.6	$201.2

Capital expenditures	(20.5)	(12.5)	(43.1)	(26.3)

Free cash flow from (used in) operations	$(4.9)	$70.1	$13.5	$174.9

SPX FLOW, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Nine months ended
September 26, 2015
Beginning cash and equivalents	$216.6

Net cash from operating activities	56.6
Proceeds from asset sales and other, net	5.3
Increase in restricted cash	(0.5)
Capital expenditures	(43.1)
Borrowings under senior credit facilities	455.0
Repayments of related party notes payable	(5.4)
Net repayments of other financing arrangements	(1.7)
Financing fees paid	(6.2)
Dividends paid to noncontrolling interest in subsidiary	(0.2)
Change in former parent company investment	(453.9)
Change in cash and equivalents due to changes in foreign currency exchange rates	(15.4)

Ending cash and equivalents	$207.1

	Debt at	Debt at
	December 31, 2014	September 26, 2015
Domestic revolving loan facility	$—	$55.0
Term loan	—	400.0
6.875% senior notes	—	600.0
Related party notes payable	1,003.1	—
Other indebtedness	18.0	22.9
Totals	$1,021.1	$1,077.9

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Unaudited; in millions)

Mid-Point Target

Income from reportable segments	$311.0
Corporate expense	(60.0)
Special charges, net	(45.0)
Stock-based compensation expense	(24.0)
Pension and postretirement expense	(3.0)

Adjustments:
Depreciation expense	45.0
Intangible amortization expense	23.0
Non-cash compensation expense	33.0
Extraordinary non-recurring cash charges	45.0

Adjusted EBITDA	$325.0